Exhibit 10.21

NEENAH PAPER

DEFERRED COMPENSATION PLAN

(As Amended and Restated Effective as of January 1, 2009)

NEENAH PAPER DEFERRED COMPENSATION PLAN

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

		Page

7.4	Offset	22
7.5	Amounts Payable	22
7.6	Rights and Obligations	22
7.7	Notice	22
7.8	Governing Law	22
7.9	Assignment of Rights	22
7.10	Liability	22
7.11	Plan Sponsor	23

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NEENAH PAPER

DEFERRED COMPENSATION PLAN

ARTICLE I

INTRODUCTION

1.1                               Establishment of the Plan.  Neenah Paper, Inc. (the “Company”) hereby amends and restates its deferred compensation plan for certain Employees, known as the Neenah Paper Deferred Compensation Plan (the “Plan”), as set forth in this document.

1.2                               Purpose.  In recognition of the valuable services provided to the Company, and its Affiliates, by its employees, the Company wishes to permit a select group of management or highly compensated employees to defer income which would otherwise become payable to them.  It is the intent of the Company to permit these deferrals under the terms and conditions hereinafter set forth.

1.3                               Type of Plan.  This Plan is intended to be a nonqualified deferred compensation plan, which is unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, pursuant to Sections 201, 301 and 401 of ERISA and, as such, exempt from the provisions of Parts II, III and IV of Title I of ERISA.

1.4                               Effective Date.  The effective date of this amendment and restatement of the Plan is January 1, 2009.  The original effective date of the Plan is January 1, 2007.

ARTICLE II

DEFINITIONS

Where the following words and phrases appear in this Plan, they shall have the respective meanings set forth below unless the context clearly indicates otherwise:

2.1                               Affiliate.  Any company, person or organization which, on the date of determination, (A) is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Company; (B) is a trade or business (whether or not incorporated) which controls, is controlled by or is under common control with (within the meaning of Code Section 414(c)) the Company; (C) is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Company; or (D) is otherwise required to be aggregated with the Company pursuant to Code Section 414(o) and regulations promulgated thereunder.

2.2                               Agreement.  The agreement(s) executed between a Participant and the Employer, whereby a Participant agrees to defer a portion of his or her Salary or Bonus, or both, pursuant to the provisions of the Plan, and the Employer agrees to make benefit payments in accordance with the provisions of the Plan.  In the event the terms of the Agreement conflict with the terms of the Plan, the terms of the Plan shall be controlling.

2.3                               Beneficiary.  The person or persons who, under this Plan, become entitled to receive a Participant’s interest in the event of the Participant’s death.

2.4                               Board.  The Board of Directors of the Company.

2.5                               Bonus.  Any amount(s) paid during a calendar year to the Participant under the Company’s Management Incentive Plan or any successor or additional cash bonus program.

2.6                               Change of Control.  A Change of Control shall be deemed to have taken place if a “change in the ownership of the Company,” a “change in the effective control of the Company,” or a “change in the ownership of a substantial portion of the Company’s assets” (as such terms are defined below) occurs.

(A)                               A change in the ownership of the Company.  A “change in ownership of the Company” shall occur on the date that any one person, or more than one person acting as a “Group” (as defined below), acquires ownership of stock of the Company that, together with stock held by such person or Group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company; provided, however, that, if any one person or more than one person acting as a Group, is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company.  In addition, the following shall not constitute a change in ownership of the Company:  (i) any acquisition by any one person, or more than one person acting as a Group, who on the Effective Date is the “beneficial owner” (within the meaning of Rule 13d-3 of the Rules and Regulations under the Securities Exchange Act of 1934, as amended) (a “Beneficial Owner”) of thirty percent (30%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), (ii) any acquisition directly from the Company, including without limitation, a public offering of securities, (iii) any acquisition by the Company, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Affiliates, or (v) any transaction described in Section 2.6(D).

(B)                               A change in the effective control of the Company.  A “change in the effective control of the Company” occurs on the date that:

(1)                                 Any one person, or more than one person acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing thirty-five percent (35%) or more of the total voting power of the stock of the Company; provided, however, if any one person, or more than one person acting as a group, is considered to own thirty-five percent (35%) or more of the total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in the effective control of the Company.  Notwithstanding the foregoing, the following shall not constitute a change in the effective control of the Company:  (i) any acquisition by any one person, or more than one person acting as a Group, who on the Effective Date is the Beneficial Owner of thirty percent (30%) or more of the Outstanding Company Voting Securities, (ii) any acquisition directly from the Company, including without limitation, a public offering of securities, (iii) any acquisition by the Company, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Affiliates, or (v) any transaction described in Section 2.6(D); or

(2)                                 A majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; provided, however, that this subparagraph (2) shall apply only to the Company if no other corporation is a majority shareholder of the Company.

(C)                               A change in the ownership of a substantial portion of the Company’s assets. A “change in the ownership of a substantial portion of the Company’s assets” occurs on the date that any one person, or more than one person acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total “Gross Fair Market Value” (as defined below) equal to or more than 90% of the total Gross Fair Market Value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that, a transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to:

(1)                                 a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(2)                                 an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(3)                                 a person, or more than one person acting as a Group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company;

(4)                                 an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in subparagraph (C)(3) hereof); or

(5)                                 a Successor Entity pursuant to a transaction described in Section 2.6(D).

(D)                               Consummation of a reorganization, merger, or consolidation to which the Company is a party, or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”) shall not constitute a change in ownership of the Company, a change in the effective control of the Company, or a change in the ownership of a substantial portion of the Company’s assets, if following such Business Combination: (i) all or substantially all the individuals or entities who were the Beneficial Owners of Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of the members of the board of directors of the company resulting from the Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Successor Entity”) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Voting Securities; (ii) no person or Group (excluding any Successor Entity or any employee benefit plan, or related trust, of the Company or such Successor Entity) beneficially owns, directly or indirectly, thirty percent (30%) or more of the combined voting power of the then outstanding voting securities of the Successor Entity, except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors of the Successor Entity were members of the incumbent Board (including members of the Board whose appointment or election is endorsed by a majority of the Board prior to the date of the appointment or election) at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination.

(E)                                For purposes of the definition of Change of Control:

(1)                                 “Group” means persons acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase, or acquisition of stock of the Company or assets of the Company, or a similar business transaction with the Company (the “Transaction”); provided, however, that with respect to any person who owns stock of both the Company and the other corporation in a Transaction, such person will only be treated as acting as a group with respect to his or her interest in the other corporation prior to the Transaction;

(2)                                 “Gross Fair Market Value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets; and

(3)                                 Notwithstanding any other provision  hereof, stock ownership shall be determined under Code Section 409A, and no Change of Control shall be deemed to have occurred hereunder unless such event constitutes a change in the ownership or effective control of the Company or in a substantial portion of the assets of the Company under Code Section 409A.

2.7                               Code.  The Internal Revenue Code for 1986, as amended from time to time, and as construed and interpreted by valid regulations and rulings issued thereunder.

2.8                               Company.  Neenah Paper, Inc., a Delaware corporation.

2.9                               Compensation Committee.  The Compensation Committee of the Board.

2.10                        Deferral.  The amount a Participant elects to defer from his Salary or Bonus to a Deferred Benefit Account pursuant to the Agreement between the Employer and the Participant.

2.11                        Deferral Year.  Any calendar year.

2.12                        Deferred Benefit Account.  The cumulative total dollar amount that a Participant elects to defer pursuant to Section 4.2, as it may be adjusted for earnings, losses and distributions.  The Participant’s Deferrals pursuant to Section 4.2 for each Deferral Year and all earnings, losses and distributions attributable thereto shall be accounted for in a separate Deferred Benefit Account.  A Participant’s Deferred Benefit Account(s) shall not constitute or be treated as a trust fund of any kind.

2.13                        Determination Date.  The date on which the amount of a Participant’s Deferred Benefit Accounts is determined as provided in Article IV hereof.

2.14                        Disability.  A permanent and total disability such that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months, or is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period not less than 3 months under an accident and health plan covering Employees of the Employer.  A Participant will be deemed to be subject to a Disability if the Participant is determined to be disabled under a long-term disability plan of the Employer that uses a definition of “disability” that complies with one or both of the foregoing.  In addition, a Participant will be deemed to be subject to a Disability if the Participant is determined to be totally disabled by the U.S. Social Security Administration.

2.15                        Effective Date.  January 1, 2009, or with respect to a particular Affiliate, such later date as of which the Plan Administrative Committee deems such Affiliate to be a Participating Employer in the Plan.

2.16                        Eligible Employee.  Any Employee who is performing services in the United States for an Employer as to whom the Employer reports wage payments on Form W-2 and is eligible for the Management Incentive Plan.

2.17                        Employee.  A common law employee of an Employer, as reflected in the payroll records of the Employer.

2.18                        Employer.  The Company and each Affiliate that the Plan Administrative Committee shall from time to time designate as a Participating Employer for purposes of the Plan.

2.19                        ERISA.  The Employee Retirement Income Security Act of 1974, as amended from time to time, and as construed and interpreted by valid regulations and rulings issued thereunder.

2.20                        Initial Election Deadline.  The Initial Election Deadline refers to the Deferral election deadline applicable to an Eligible Employee when he or she first becomes a Participant and shall mean (a) December 31, 2006 if the Employee is an Eligible Employee as of December 1, 2006, or (b) if the Employee is not an Eligible Employee as of December 1, 2006, the thirtieth (30th) day following the date he or she qualifies as an Eligible Employee.  Notwithstanding the foregoing, the Initial Election Deadline shall be December 31 of the calendar year in which the Eligible Employee qualifies as an Eligible Employee if the Eligible Employee, at the time of such qualification, is a participant in any other plan of deferred compensation maintained by the Employer or any Affiliate.

2.21                        Investment Funds.  The phantom investment funds established under this Plan which will accrue earnings and losses as if the Participant’s Deferred Benefit Accounts were invested in the actual Investment Funds as designated by the Company from time to time pursuant to Section 4.4.

2.22                        Participant.  Any Eligible Employee or former Eligible Employee who has become a participant in the Plan pursuant to Article III, for so long as his or her benefits hereunder have not been paid out.  In the event of the death or incompetency of a Participant, the term shall mean the executor or administrator of the Participant’s estate or the Participant’s legal guardian.

2.23                        Participating Employer.  An Affiliate that has been approved by the Compensation Committee as an Employer participating in the Plan.

2.24                        Payment Eligibility Date.  Payment Eligibility Date shall mean (a) with respect to a Participant who is not a Specified Employee, the first day following the Participant’s Termination of Employment, or (b) with respect to a Participant who is a Specified Employee, the first day of the seventh month following the Participant’s Termination of Employment (or, if earlier, the date of the Participant’s death), except in the case of a Termination of Employment due to death or Disability, in which case it is the first day following the Participant’s Termination of Employment.

2.25                        Performance-based Bonus.  A Bonus with respect to which the amount of, or the entitlement to, the Bonus is contingent upon the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least twelve (12) months that are established in writing by no later than ninety (90) days after the commencement of the period of service to which the criteria relates, provided that the outcome is substantially uncertain at the time the criteria are established.  Such pre-established organizational or individual performance criteria may include subjective performance criteria that relate to the performance of the Participant, a group of service providers that includes the Participant, or a business unit (including the Company and all Affiliates) for which the Participant provides services.

2.26                        Plan.  The Neenah Paper Deferred Compensation Plan as set forth herein and as amended from time to time.

2.27                        Plan Administrative Committee.  The committee appointed by the Compensation Committee to administer and regulate the Plan as provided in Article VI.

2.28                        Retirement Date.  The date of Termination of Employment of the Participant on or after he attains age 55.

2.29                        Salary.  The Participant’s base salary which would be received during a calendar year if no election to defer were made, including any contributions to the Neenah Paper 401(k) Retirement Plan or any pre-tax contributions to the Neenah Paper Flexible Benefit Plan.  For purposes of this Plan, Salary shall not include severance or other payments made in connection with a Participant’s Termination of Employment.

2.30                        Specified Employee.  A Participant who is a key employee (as defined in Code Section 416(i) without regard to Code Section 416(i)(5)) of the Company (or an Affiliate) while the Company’s stock is publicly traded on an established securities market or otherwise.  For this purpose, a Participant is a key employee if the Participant meets the requirements of Code Section 416(i)(1)(A)(i), (ii) or (iii) (applied in accordance with the regulations thereunder and disregarding Code Section 416(i)(5)) at any time during the twelve (12) month period ending on December 31.  Notwithstanding the foregoing, a Participant who is a key employee determined under the preceding sentence will be deemed to be a Specified Employee solely for the period of April 1 through March 31 following such December 31 or as otherwise required by the Code Section 409A.

2.31                        Termination of Employment.

(A)                               The Participant’s “separation from service” (within the meaning of Treasury Regulations Section 1.409A-1(h)) with the “employer” (within the meaning of Treasury Regulations Section 1.409A-1(h)(3)).

(B)                               The employment relationship of a Participant is considered to remain intact while the Participant is on military leave, sick leave or other bona fide leave of absence if the period of such leave does not exceed six months, or, if longer, so long as the Participant retains a right to reemployment with the Employer or Affiliate under applicable statute or by contract.  If the period of leave exceeds six months and the Participant does not retain a right to reemployment under applicable statute or by contract, the employment relationship is deemed to terminate on the first date immediately following such six-month period.

2.32                        Valuation Date.  Any business day on which securities are traded on the New York Stock Exchange.

2.33                        Year of Service.  Year of Service shall have the same meaning herein as under the Neenah Paper 401(k) Retirement Plan.

2.34                        Construction.  Where appearing in the Plan, the masculine shall include the feminine and the plural shall include the singular, unless the context clearly indicates otherwise.  The words “hereof,” “herein,” “hereunder” and other similar compounds of the word “here” shall mean and refer to the entire Plan and not to any particular Section or subsection.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1                               Eligibility.  An Employee may participate in the Plan only if such Employee is an Eligible Employee and such Employee has affirmatively elected to participate in the Plan.  An Employee shall be eligible to participate in the Plan as of the later of: (a) January 1, 2008, if the Employee is an Eligible Employee as of that date, or (b) the date on which the Employee becomes an Eligible Employee.

3.2                               Participation.

(A)                               An Eligible Employee shall become a Participant in the Plan by electing to defer a portion of his or her Salary and/or Bonus in accordance with Article IV hereof and filing an Agreement with the Plan Administrative Committee, at such time and in such form as the Plan Administrative Committee may require or permit in accordance with Section 4.2.  The election to participate shall be effective upon receipt by the Plan Administrative Committee of the Agreement that is properly completed and executed in conformity with the Plan.

(B)                               A Participant who ceases to be an Eligible Employee will no longer be eligible to make further Deferrals under the Plan pursuant to Article IV; provided, however, that in any such circumstance, further Deferrals by the Participant under Article IV shall continue for as long as necessary to preserve the irrevocability of the election under Code Section 409A.  A Participant who ceases to be an Eligible Employee shall continue to be subject to all other terms of the Plan so long as he remains a Participant of the Plan.

(C)                               In the event the Participant participates in a plan of a Participating Employer or an Affiliate intended to qualify under Code Section 401(a) and containing a tax-qualified cash or deferred arrangement qualified under Code Section 401(k), the Participant shall be suspended from continued participation under this Plan under Article III to the extent required by such other plan as a result of a hardship withdrawal made by such Participant under such other plan, but only to the extent such suspension would not affect the irrevocability of the Participant’s outstanding Deferral elections under Code Section 409A.

ARTICLE IV

DEFERRALS, INVESTMENT AND VESTING

4.1                               Establishment of Accounts.  The Company shall create and maintain unfunded Deferred Benefit Accounts for each Participant eligible to participate in the Plan, to which it shall credit the amounts described in this Article IV.  The Participant’s Deferrals pursuant to Section 4.2 for each Deferral Year and all earnings, losses, and distributions attributable thereto shall be accounted for in a separate Deferred Benefit Account for each Deferral Year.

4.2                               Deferral Elections.

(A)                               Initial Election Deadline.  Each Participant may elect to defer receipt of his or her Salary and/or Bonus by filing with the Plan Administrative Committee an election that conforms to the requirements of this Section 4.2, on a form provided by the Plan Administrative Committee, by his or her Initial Election Deadline or such earlier date as may be required by the Plan Administrative Committee.  An election to defer Salary or Bonuses by an Initial Election Deadline shall be effective with respect to Salary and Bonuses for services to be performed after the election.  For this purpose, a Bonus that is earned based on a specified performance period (e.g., an annual period) shall be deemed to be with respect to services to be performed after the date of the election as to the portion of the Bonus equal to the total amount of the Bonus for the service period multiplied by a ratio of the number of days remaining in the performance period after the election to the total number of days in the performance period.  Notwithstanding the foregoing, an election to defer a Performance-based Bonus shall be given effect without the proration in the preceding sentence if (1) the Participant performs services continuously from the later of the beginning of the performance period or the date the performance criteria are established through the date the election is made, (2) the election is made at least six (6) months before the end of the applicable performance period, and (3) at the date of the election the amount of the Performance-based Bonus is not readily ascertainable or substantially certain to be paid.

(B)                               Elections Other Than Elections During the Initial Election Deadline.  A Participant may subsequent to his or her Initial Election Deadline elect to defer Salary and/or Bonus for a subsequent Deferral Year by filing an election, on a form provided by the Plan Administrative Committee.  Such election shall be made on or before the last day of the preceding Deferral Year for which the election is to apply, or such earlier date as may be required by the Plan Administrative Committee.  An election to defer Salary or Bonuses for such Deferral Year shall be effective with respect to Salary and Bonuses for services to be performed for the Deferral Year.  Notwithstanding the foregoing, an election to defer a Performance-based Bonus shall be given effect without the proration in the preceding sentence if (1) the Participant performs services continuously from the later of the beginning of the performance period or the date the performance criteria are established through the date the election is made, (2) the election is made at least six (6) months before the end of the applicable performance period, and (3) at the date of the election the amount of the Performance-based Bonus is not readily ascertainable or substantially certain to be paid.

(C)                               Duration of Deferral Elections.  Any Deferral election(s) made under subsection (A) or (B) shall be irrevocable and shall apply only with respect to the Deferral Year for which the election is made; provided, that a Participant may cancel his or her Deferral election for a Deferral Year due to an unforeseeable emergency pursuant to Section 5.1(D) or a hardship distribution pursuant to Treasury Regulations Section 1.401(k)-(d)(3) under a plan of a Participating Employer or an Affiliate intended to qualify under Code Section 401(a) and containing a tax-qualified cash or deferred arrangement qualified under Code Section 401(k).  The Plan Administrative Committee may provide that any Deferral election(s) are to be given continuing effect until terminated or modified by the Participant; provided, however, in that event, any such Deferral election(s) shall become irrevocable as to a Deferral Year as of the immediately preceding December 31st.

4.3                               General Deferral Rules.

(A)                               Amount of Deferrals.  Subject to such limits and conditions as the Plan Administrative Committee may impose, an eligible Participant may elect to defer from:

(1)                                 5% to 75% of his or her Salary paid during a Deferral Year; and/or

(2)                                 5% to 100% of his or her Bonus paid during a Deferral Year;

provided; however, that the Deferral election may not relate to any payroll withholding amount, such as, but not limited to, required tax withholding or employee contributions under Code Section 401(k) or 125 or for group health plan premiums.

(B)                               Minimum Deferral.  In no event may the amount of a Participant’s Deferral election related to his or her Salary and/or Bonus paid during a Deferral Year be projected at the time of the Deferral election to be less than $5,000.

(C)                               Timing of Deferral Credits.  The amount of Salary or Bonus, or both that a Participant elects to defer in the Agreement shall cause an equivalent reduction in the Participant’s Salary and Bonus, respectively.  Deferrals shall be credited throughout each Deferral Year as the Participant is paid the nondeferred portion of Salary and Bonus for such Deferral Year.

(D)                               Tax Withholdings.  In the event a Participant elects to defer an amount of his or her Salary and/or Bonus that would not allow for the full payment of all FICA, federal, state and/or local income tax liabilities, the Employer may withhold all or a portion of any applicable taxes from the Participant’s Salary to the extent required by law.

4.4                               Investment Elections.

(A)                               Each Participant’s Deferrals and Deferred Benefit Account for each Deferral Year under this Plan shall be credited with earnings, gains and losses as if such accounts held actual assets and such assets were among such Investment Funds as the Company may designate.  Any such direction of investment shall be subject to such rules as the Company and the Plan Administrative Committee may prescribe, including, without limitation, rules concerning the manner of providing investment directions, the frequency of changing such investment directions, and method of crediting earnings, gains and losses for any portion of a Deferred Benefit Account which is not covered by any valid investment directions.  Participants, retired Participants, and Beneficiaries shall allocate their Deferred Benefit Accounts among the deemed investment options by making an election with the Plan Administrative Committee at such time and in such form as the Plan Administrative Committee may require or permit.  A Participant, retired Participant or Beneficiary may elect to allocate his or her Deferrals and Deferred Benefit Accounts among as many of the investment options which are offered by the Company.

(B)                               The Investment Funds from which the Participant shall make such election shall be selected by the Company.  The Company shall have the sole discretion to determine the number of Investment Funds to be designated hereunder and the nature of the funds and may change, add or eliminate the Investment Funds provided hereunder from time to time and shall communicate any such changes to Participants.

(C)                               The Plan Administrative Committee shall determine the rate of earnings, gains and losses to be credited to Participant’s Deferred Benefit Accounts under this Plan with respect to any such Investment Fund for any period, taking into account the return, net of any expenses which would have been incurred in connection with the sale, investment and reinvestment of the Investment Funds (such as brokerage, postage, express and insurance charges and transfer taxes), of such Investment Funds for such period.

(D)                               Notwithstanding the foregoing, the Plan Administrative Committee may, but is not required to, direct the trustee (if any trust is established pursuant to Section 7.1) to invest amounts credited to the Participant’s Deferred Benefit Accounts in accordance with the Investment Fund designations of the Participant.  Upon prior written notice to a Participant, the Plan Administrative Committee may revise or give no effect to a Participant’s investment selections.  If no investment election has been properly or timely filed with the Plan Administrative Committee or if the Plan Administrative Committee, upon prior written notice to the Participant, modifies the Participant’s election, an account shall be credited with the net income or net loss of the Investment Fund(s) selected by the Plan Administrative Committee.

4.5                               Investment Changes.  A Participant may elect as of any Valuation Date to change the manner in which his or her Deferred Benefit Accounts and his or her future Deferrals are deemed invested among the available Investment Fund options.  Any change of investment allocation received will be effective as of the close of business on that business day if received by 4:00 p.m. Eastern Standard Time (or, if earlier, the closing time of the New York Stock Exchange) or such other time and under such other conditions as may be imposed by the recordkeeper or the Plan Administrative Committee.  The determination of a Participant’s having timely elected a change of investment allocation shall be made in accordance with Plan Administrative Committee procedures.

4.6                               Deferred Benefit Account Credits.  As soon as reasonably practicable after the date of withholding by the Employer, Deferrals previously elected by a Participant for a Deferral Year shall be credited to the Participant’s Deferred Benefit Account.  As of the close of business on each Valuation Date the designated Deferred Benefit Accounts of each Participant shall be capable of being valued and adjusted to preserve for each Participant his or her proportionate interest in the related funds as if such account held actual assets and such assets were among such Investment Funds as the Participant, retired Participant or Beneficiary elected pursuant to Section 4.4.  As of each Valuation Date, the Deferred Benefit Accounts of each Participant shall be capable of being adjusted to reflect the effect of income, collected and accrued, realized and unrealized profits and losses, expenses which would have been incurred in connection with the sale, investment and reinvestment of the Investment Funds (such as brokerage, postage, express and insurance charges and transfer taxes), and all other transactions with respect to the related fund.  The effect of such transactions shall be determined by the Plan Administrative Committee in accordance with generally accepted valuation principles applied on a consistent basis.  Each Participant’s Deferred Benefit Accounts shall then be appropriately credited with his or her Deferrals as set forth in Section 4.7.

4.7                               Determination of Accounts.  The balance of each Participant’s Deferred Benefit Account as of each Valuation Date shall be calculated, in a manner determined by the Plan Administrative Committee in accordance with generally accepted valuation principles applied on a consistent basis, as follows: the beginning balance of each Participant’s Deferred Benefit Account; less distributions payable as of the Valuation Date coincident with the Determination Date or, if none, the Valuation Date immediately following such Determination Date; plus investment earnings, gains and losses credited to each Participant’s Deferred Benefit Account; plus Participant Deferrals credited to each Participant’s Deferred Benefit Account.

4.8                               Vesting.  A Participant shall at all times be 100% vested in his or her Deferred Benefit Accounts equal to the amount of Salary and Bonus he or she deferred into the Deferred Benefit Accounts and the earnings, gains or losses credited thereon.

4.9                               Effect on Other Plans.  The amount of contributions made on behalf of a Participant under this Article IV shall not be deemed to be earnings or compensation for the purpose of calculating the amount of a Participant’s benefits or contributions under a retirement or deferral plan of a Participating Employer or the basis or amount for any other benefit plan provided by a Participating Employer, except to the extent provided in any such plan.  No amount distributed under this Plan shall be deemed to be earnings or a part of the Participant’s total compensation when determining a Participant’s benefit under any benefit plan established by a Participating Employer, unless otherwise provided in such plan.

ARTICLE V

DISTRIBUTIONS

5.1                               Distribution of Benefits.

(A)                               Retirement.  Upon a Participant’s Retirement Date, the Participant’s Deferred Benefit Accounts shall be paid to the Participant as soon as administratively feasible, but not more than 90 days, after the Participant’s Payment Eligibility Date in one of the following forms as elected by the Participant on such forms as designated by the Plan Administrative Committee during this applicable election period(s) as set forth in Section 4.2 hereof:

(1)                                 A lump sum distribution; or

(2)                                 Annual installments payable over a period of two (2) to ten (10) years.

Subject to the provisions of Article V, a Participant may make a different payment election for each Deferred Benefit Account established to hold Participant Deferrals for a given Deferral Year.  In the absence of the Participant making a distribution election, or in the absence of an effective distribution election, the default form of payment shall be a lump sum distribution.

Initially, the amount of any installments under the installment form of payment shall be equal to the balance of the Participant’s Deferred Benefit Account to be distributed divided by the number of installments to be paid.  The amount of the installment payments shall be recomputed annually and the installment payments shall be increased or decreased to reflect any changes in the Participant’s Deferred Benefit Account due to fluctuations in earnings, gains and losses on the remaining balance and the number of remaining installments.

(B)                               Termination of Employment Prior to Retirement Date.  In the case of a Participant who incurs a Termination of Employment prior to his Retirement Date, the Participant’s Deferred Benefit Accounts shall be paid to the Participant in one lump sum as soon as administratively feasible, but not more than 90 days, after the Participant’s Payment Eligibility Date.

(C)                               Death.  Upon the death of a Participant, the Beneficiary of such Participant shall receive all of the Participant’s remaining Deferred Benefit Accounts in a lump sum as soon as administratively feasible, but not more than 90 days, following the death of the Participant, regardless of whether the Participant has commenced receiving payment of any of his or her Deferral Benefit Accounts in installments.

(D)                               Unforeseen Emergency Benefit and Waiver of Deferral.

(1)                                 In the event that the Plan Administrative Committee, upon written petition of the Participant, determines in its sole discretion, that the Participant has suffered an “unforeseeable emergency,” the Company shall pay to the Participant an amount from the Participant’s Deferred Benefit Accounts not in excess of the amount necessary to satisfy the unforeseeable emergency (which may include amounts necessary to pay any Federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution).

(2)                                 For these purposes, an “unforeseeable emergency” means a severe financial hardship of the Participant resulting from an illness or accident of the Participant or his Beneficiary, the Participant’s spouse, or the Participant’s dependent (as defined in Code Section 152, without regard to Code Section 152(b)(1), 152(b)(2), or 152(d)(1)(B)); loss of the Participant’s property due to casualty (including the need to rebuild a home following damages to a home not otherwise covered by insurance); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant as described in Code Section 409A and applicable guidance and regulations promulgated thereunder.  The purchase of a home and the payment of college tuition are not unforeseeable emergencies.

(3)                                 Payment under this Section 5.1(D) may not be made to the extent such hardship is or may be relieved:  (i) through reimbursement or compensation by insurance or otherwise; (ii) by liquidation of the Participant’s assets to the extent that the liquidation of such assets would not itself cause severe financial hardship; or (iii) by cessation of Deferrals pursuant to Section 4.2 hereof.

(4)                                 The Plan Administrative Committee shall terminate the Participant’s Agreement under the circumstances described in Section 4.2(C).

(5)                                 Subject to the foregoing, payment of any amount for which a Participant has filed a request under this Section 5.1(D) shall be made as soon as is administratively feasible, but not more than 90 days, after approval of such request by the Plan Administrative Committee.

(E)                                Change of Control.  On the initial election form, the Participant may elect for the full amount of the Participant’s Deferred Benefit Accounts to be distributed to the Participant in a lump sum as soon as administratively practicable, but not more than 90 days, following a Change of Control.

(F)                                 Automatic Lump Sum Distribution.  If, upon a Participant’s Retirement Date, the aggregate balance of all a Participant’s Deferred Benefit Accounts is less than $100,000, then, in accordance with Treasury Regulations Section 1.409A-2(b)(2)(iii), the Participant will be paid the entire balance his or her Deferred Benefit Accounts in a final lump sum payment as soon as administratively feasible, but not more than 90 days, following the Participant’s Payment Eligibility Date, notwithstanding the election for an installment form of benefit payments.

5.2                               Tax Withholding.  To the extent required by law, the Employer shall withhold any taxes required to be withheld by any Federal, State or local government.

5.3                               Commencement of Payments.  Commencement of payments under this Plan from a Participant’s Deferred Benefit Accounts shall be as soon as administratively feasible, but not more than 90 days, following the Participant’s Payment Eligibility Date.

5.4                               Recipients of Payments; Designation of Beneficiary.  All payments to be made by the Employer under the Plan shall be made to the Participant during his lifetime, provided that if the Participant dies prior to the completion of such payments, then all subsequent payments under the Plan shall be made by the Employer to the Beneficiary determined in accordance with this Section.  The Participant may designate a Beneficiary by filing a written notice of such designation with the Plan Administrative Committee in such form as the Plan Administrative Committee requires and may include contingent Beneficiaries.  The Participant may from time-to-time change the designated Beneficiary by filing a new designation in writing with the Plan Administrative Committee.  If no designation is in effect at the time when any benefits payable under this Plan shall become due, the Beneficiary shall be the representative of the Participant’s estate.

5.5                               Inability to Locate Participant.  In the event that the Plan Administrative Committee is unable to locate a Participant or Beneficiary within two years following the Participant’s Payment Eligibility Date or other payment date, after making a reasonable effort to locate such person, the amount allocated to the Participant’s Deferred Benefit Accounts shall be forfeited.  In the event the Participant or Beneficiary later notifies the Plan Administrative Committee of his whereabouts and requests the payments due to him under the Plan, the Employer shall re-credit the Participant’s account and provide for payment of the re-credited amount (without interest or earnings) to the Participant or Beneficiary as soon as administratively feasible.

ARTICLE VI

PLAN ADMINISTRATIVE COMMITTEE

6.1                               Plan Administrative Committee.  The Compensation Committee shall designate one or more persons to serve as the Plan Administrative Committee to perform the duties and responsibilities set forth in Article VI.

6.2                               Committee Membership.

(A)                               The Plan Administrative Committee shall consist of one or more persons who shall be appointed by and serve at the pleasure of the Compensation Committee.

(B)                               The Compensation Committee shall have the right to remove any member of the Plan Administrative Committee at any time.  A member may resign at any time by written resignation to the Compensation Committee.  If a vacancy in the Plan Administrative Committee should occur, a successor may be appointed by the Compensation Committee.

6.3                               Powers.  The Plan Administrative Committee shall have all powers specified in the Plan in addition to all others as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the power to construe or interpret the Plan, to determine all questions of eligibility hereunder, to determine the method of payment of any Deferred Benefit Account hereunder, to adopt rules relating to the giving of timely notice, to select Investment Funds unless the Compensation Committee determines otherwise, and to perform such other duties as may from time to time be delegated to it by the Compensation Committee.  The Plan Administrative Committee may take such voluntary correction action as it considers necessary or appropriate to remedy any inequity that results from incorrect information received or communicated in good faith or as a consequence of administrative or operational error, including but not limited to reallocation adjustments in amounts of future payments to Participants or Beneficiaries and institution of prosecution of actions to recover benefit payments made in error or on the basis of incorrect or incomplete information.  The Plan Administrative Committee may prescribe such forms and systems and adopt such rules and actuarial methods and tables as it deems advisable.  It may employ such agents, attorneys, accountants, actuaries, medical advisors, or clerical assistants (none of whom need be members of the Plan Administrative Committee) as it deems necessary for the effective exercise of its duties, and may delegate to such agents any power and duties both ministerial and discretionary, as it may deem necessary and appropriate.  The compensation of such agents who are not full-time employees of an Employer shall be fixed by the Plan Administrative Committee within limits set by the Compensation Committee and shall be paid by the Company as determined by the Plan Administrative Committee.

6.4                               Organization and Procedures.  The Plan Administrative Committee shall elect one of its members as chairman.  Its members shall serve as such without compensation.  Plan Administrative Committee expenses shall be paid by the Company.  A majority of the Plan Administrative Committee members shall constitute a quorum.  The Plan Administrative Committee may take any action upon a majority vote at any meeting at which a quorum is present, and may take any action without a meeting upon the unanimous written consent of all members.  All actions by the Plan Administrative Committee shall be evidenced by a certificate signed by a member of the Plan Administrative Committee.  The Plan Administrative Committee shall appoint a secretary to the Plan Administrative Committee who need not be a member of the Plan Administrative Committee, and all acts and determinations of the Plan Administrative Committee shall be recorded by the secretary, or under his supervision.  All such records, together with such other documents as may be necessary for the administration of the Plan, shall be preserved in the custody of the secretary.

6.5                               Rules and Decisions.  The Plan Administrative Committee shall have absolute discretion in carrying out its duties under the Plan.  The Plan Administrative Committee shall from time to time establish rules, not contrary to the provisions of the Plan, for the administration of the Plan and the transaction of its business.  The Plan Administrative Committee shall have discretionary authority to construe the terms of the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan.  All determinations of the Plan Administrative Committee shall be final and binding on all parties.

6.6                               Authorization of Payments.  If a grantor trust is established pursuant to Section 7.1, subject to the provisions hereof, it shall be the duty of the Plan Administrative Committee to furnish the trustee of such trust with all facts and directions necessary or pertinent to the proper disbursement of the trust funds.

6.7                               Books and Records.  The records of the Employers shall be conclusive evidence as to all information contained therein with respect to the basis for participation in the Plan.  The Plan Administrative Committee shall keep all individual and group records relating to Participants and Beneficiaries and all other records necessary for the proper operation of the Plan.  Such records shall be made available to the Employers and to each Participant and Beneficiary for examination during normal business hours except that a Participant or Beneficiary shall examine only such records as pertain exclusively to the examining Participant or Beneficiary and the Plan.  The Plan Administrative Committee shall prepare and shall file as required by law or regulation all reports, forms, documents and other items required by ERISA, the Code and every other relevant statute, each as amended, and all regulations thereunder.  This provision shall not be construed as imposing upon the Plan Administrative Committee the responsibility or authority for the preparation, preservation, publication or filing of any document required to be prepared, preserved or filed by any other named fiduciary to whom such responsibilities are delegated by law or by the Plan.

6.8                               Perpetuation of the Plan Administrative Committee.  In the event that the Company shall for any reason cease to exist, then, unless the Plan is adopted and continued by a successor, the members of the Plan Administrative Committee at that time shall remain in office until the final termination of the Plan, and any vacancies in the membership of the Plan Administrative Committee caused by death, resignation, disability or other cause, shall be filled by the remaining member or members of the Plan Administrative Committee.

6.9                               Claims Procedure.

(A)                               Authorized Representative.  A Participant or Beneficiary under the Plan may name an authorized representative to act on his or her behalf under the claims procedures of the Plan, by providing written documentation of such authorization in such form as is acceptable to the Plan Administrative Committee.

(B)                               Procedure for Making Initial Claims.  Claims for benefits under the Plan may be made by submitting forms to the Plan Administrative Committee pursuant to procedures established by the Plan Administrative Committee from time to time.

(C)                               Review of Claims for Benefits.

(1)                                 Determination Regarding Initial Claims.  If a claim for Plan benefits is denied, the Plan Administrative Committee shall provide a written notice within 90 days (45 days with respect to a denial of any claim for benefits due to the Participant’s Disability) to the claimant that contains (i) specific reasons for the denial; (ii) specific references to Plan provisions on which the Plan Administrative Committee based its denial; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; (iv) a description of the Plan’s claim review procedures and time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on review; (v) in the case of a claim for benefits due to the Participant’s Disability, if an internal rule, guideline, protocol or other similar criterion is relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion; or a statement that such rule, guideline, protocol or other similar criterion was relied upon in making the decision and that a copy of such rule, guideline, protocol or other similar criterion will be provided free of charge upon request; and (vi) in the case of a claim for benefits due to the Participant’s Disability, if a denial of the claim is based on a medical necessity or experimental treatment or similar exclusion or limit, an explanation of the scientific or clinical judgment for the denial, an explanation applying the terms of the Plan to the claimant’s medical circumstances or a statement that such explanation will be provided free of charge upon request.

If additional time is required to make a decision on the claim, the Plan Administrative Committee shall notify the claimant of the delay within the original 90 day period (or 45 day period, as applicable).  This extension period may not exceed 90 days (30 days with respect to a denial of any claim for benefits due to the Participant’s Disability) beyond the end of such initial period.  With respect to a claim for benefits due to a Participant’s Disability, an additional extension of up to 30 days beyond the initial 30-day extension period may be required for processing the claim.  In such event, written notice of the extension shall be furnished to the claimant within the initial 30-day extension period.  Any extension notice will indicate the special circumstances requiring the extension of time, the date by which the Plan Administrative Committee expects to render the final decision, the standards on which entitle to benefits are based, the unresolved issues that prevent a decision on a claim and the additional information needed to resolve those issues.

(2)                                 Appeals.  The claimant may appeal a denied claim by submitting a written request for an appeal review to the Plan Administrative Committee (or the Appeals Fiduciary in the case of a claim for benefits due to the Participant’s Disability).  The appeal request must, however, be made within 60 days (180 days in the case of a claim for benefits due to the Participant’s Disability) after the claimant’s receipt of notice of the denial of the claim.  Pertinent documents may be reviewed in preparing an appeal, and issues and comments may be submitted in writing.  The claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits (as determined under applicable regulations).  An appeal shall be given a complete review by the Plan Administrative Committee, taking into account all comments, documents, records and other information submitted by the claimant without regard to whether such information was submitted or considered in the initial benefit determination.

With respect to any claim for benefits due to the Participant’s Disability, in deciding an appeal of any denial based in whole or in part on a medical judgment (including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate), the Appeals Fiduciary shall (i) consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment; and (ii) identify the medical and vocational experts whose advice was obtained on behalf of the Plan in connection with the denial without regard to whether the advice was relied upon in making the determination to deny the claim.

Notwithstanding the foregoing, the health care professional consulted shall be an individual who was not consulted with respect to the initial denial of the claim that is the subject of the appeal or a subordinate of such individual.

(3)                                 Decision on Review.  No later than 60 days (45 days with respect to a claim for benefits due to the Participant’s Disability) following the receipt of the written application for review, the Plan Administrative Committee or the Appeals Fiduciary, as applicable, shall submit its decision on the review in writing to the claimant involved and to his representative, if any, unless the Plan Administrative Committee or Appeals Fiduciary determines that special circumstances (such as the need to hold a hearing) require an extension of time, to a day no later than 120 days (ninety (90) days with respect to a claim for benefits due to the Participant’s Disability) after the date of receipt of the written application for review.  If the Plan Administrative Committee or Appeals Fiduciary determines that the extension of time is required, the Plan Administrative Committee or Appeals Fiduciary shall furnish to the claimant written notice of the extension before the expiration of the initial 60 day (45 days with respect to a claim for benefits due to the Participant’s Disability) period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrative Committee or Appeals Fiduciary expects to render its decision on review.

In the case of a decision adverse to the claimant, the Plan Administrative Committee or Appeals Fiduciary shall provide to the claimant written notice of the denial which shall include:  (i) specific reasons for the decision; (ii) specific references to pertinent Plan provisions on which the decision is based; (iii) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits; (iv) a description of the Plan’s claim review procedures and a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review; (v) in the case of a claim for benefits due to the Participant’s Disability, if an internal rule, guideline, protocol or other similar criterion is relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion; or a statement that such rule, guideline, protocol or other similar criterion was relied upon in making the decision and that a copy of such rule, guideline, protocol or other similar criterion will be provided free of charge upon request; (vi) in the case of a claim for benefits due to a Participant’s Disability, if a denial of the claim is based on a medical necessity or experimental treatment or similar exclusion or limit, an explanation of the scientific or clinical judgment for the denial, an explanation applying the terms of the Plan to the claimant’s medical circumstances or a statement that such explanation will be provided free of charge upon request; and (vii) in the case of a claim for benefits due to the Participant’s Disability, a statement regarding the availability of other voluntary alternative dispute resolution options.

(4)                                 Notwithstanding the foregoing, the special rules for a claim for benefits due to a Participant’s Disability provided in this Section 6.9(C) shall not apply if the Participant is determined to be subject to a Disability hereunder as a result as a result of being determined to be totally disabled by the U.S. Social Security Administration or if the determination of “Disability” that complies with the definition of Disability hereunder is made pursuant to the Employer’s long-term disability plan.

(D)                               Appeals Fiduciary.  For purposes of this Section 6.9, the Appeals Fiduciary means an individual or group of individuals appointed to review appeals of claims for benefits payable due to the Participant’s Disability.  The Plan Administrative Committee shall appoint the Appeals Fiduciary.  The Appeals Fiduciary shall be required to review claims for benefits payable due to the Participant’s Disability that are initially denied by the Plan Administrative Committee and for which the claimant requests a full and fair review pursuant to this Section.  The Appeals

Fiduciary may not be the individual who made the initial adverse determination with respect to any claim he reviews and may not be a subordinate of any individual who made the initial adverse determination.  The Appeals Fiduciary may be removed in the same manner in which appointed or may resign at any time by written notice of resignation to the Plan Administrative Committee.  Upon such removal or resignation, the Plan Administrative Committee shall appoint a successor.

6.10                        Allocation or Reallocation of Responsibilities.  The Plan Administrative Committee may allocate their responsibilities under the Plan among themselves.  Any such allocation, reallocation, or designation shall be in writing and shall be filed with and retained by the secretary of the Plan Administrative Committee with the records of the Plan Administrative Committee.

6.11                        Service of Process.  The Company shall be the designated recipient of service of process with respect to legal actions regarding the Plan.

ARTICLE VII

MISCELLANEOUS

7.1                               Unfunded Obligation.  The obligation to make payments hereunder shall constitute a contractual liability to the Participant of the Employer which employed the Eligible Employee during the period the Deferral was made (the “Applicable Employer”).  Such payments shall be made from the general funds of the Applicable Employer, and the Applicable Employer shall not be required to establish or maintain any special or separate fund, or otherwise to segregate assets to assure the such payments shall be made, and the Participant shall not have any interest in any particular assets of the Applicable Employer by reason of its obligations hereunder.  To the extent that any person acquires a right to receive payment from the Applicable Employer, such right shall be no greater than the right of an unsecured creditor of the Applicable Employer.  The Company may establish a grantor trust as a source for the payment of benefit obligations under the Plan.  If established, the grantor trust shall be unfunded for purposes of the Code and for purposes of Title I of ERISA and all assets of the grantor trust shall be held in the United States.  The establishment of a grantor trust is not intended to cause Participants to realize current income on the amounts contributed thereto, and the grantor trust shall be so interpreted and administered.  Nothing contained in the Plan constitutes a guarantee by any Applicable Employer that the assets of the Applicable Employer shall be sufficient to pay any benefit to any person.

7.2                               Amendment and Termination.  The Company, by action of the Compensation Committee, shall have the right at any time to amend this Plan in any respect, or to terminate this Plan and may permit or require the acceleration of payment of Deferred Benefit Accounts in connection therewith to the extent permitted under Code Section 409A and the regulations thereunder, and the Plan Administrative Committee may amend the Plan, but may not amend the Plan in a manner that would materially affect the Company’s cost, the

Company’s contributions to the Plan, or eligibility for participation in the Plan, or that would determine compensation for any executive officer; provided, however, that no such amendment or termination shall operate to reduce the benefit that has accrued for any Participant who is participating in the Plan.  Continuance of the Plan is completely voluntary and is not assumed as a contractual obligation of the Company or any Participating Employer.

7.3                               Effect of Plan.  Nothing contained herein (a) shall be deemed to exclude a Participant from any compensation, bonus, pension, insurance, termination pay or other benefit to which he otherwise is or might become entitled to as an Employee or (b) shall be construed as conferring upon an Employee the right to continue in the employ of the Employer as an officer or in any other capacity.

7.4                               Offset.  If, at the time payments are to be made hereunder, the Participant or the Beneficiary is indebted or obligated to the Employer, then the payments remaining to be made to the Participant or the Beneficiary may, at the discretion of the Employer, be reduced by the amount of such indebtedness or obligation, provided, however, that an election by the Employer not to reduce any such payment or payments shall not constitute a waiver of its claim for such indebtedness or obligation.

7.5                               Amounts Payable.  Any amounts payable by the Employer hereunder shall not be deemed salary or other compensation to a Participant for the purposes of computing benefits to which the Participant may be entitled under any other arrangement established by the Employer for the benefit of its Employees.

7.6                               Rights and Obligations.  The rights and obligations created hereunder shall be binding on a Participant’s heirs, executors and administrators and on the successors and assigns of the Employer.

7.7                               Notice.  Any notice required or permitted to be given under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, and if given to the Company, delivered to the principal office of the Company, directed to the attention of the Plan Administrative Committee.  Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

7.8                               Governing Law.  The Plan shall be construed and governed by the laws of the State of Georgia.

7.9                               Assignment of Rights.  The rights of any Participant under this Plan are personal and may not be assigned, transferred, pledged or encumbered.  Any attempt to do so shall be void.

7.10                        Liability.  Neither the Employer, its Employees, agents, any member of the Board or the Compensation Committee, the plan administrator nor the Plan Administrative Committee shall be responsible or liable in any manner to any Participant, Beneficiary, or any person claiming through them for any benefit or action taken or omitted in connection with the granting of benefits, the continuation of benefits or the interpretation and administration of this Plan.

7.11                        Plan Sponsor.  The Company is the plan sponsor within the meaning of ERISA.  All actions shall be taken by the Company in its sole discretion, not as a fiduciary, and need not be applied uniformly to similarly situated individuals.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer.

NEENAH PAPER, INC.

By:	/s/Richard Read

Name:	Richard Read

Title:	Vice President - Human Resources

Date:	November 25, 2008